UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2007
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

PIXELWORKS, INC. AND SUBSIDIARIES
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers. On March 5, 2007, the Compensation Committee of the Board of Directors of Pixelworks, Inc. (the “Company”) approved the Company’s 2007 Senior Management Bonus Plan (the “Bonus Plan”). The Company’s Chief Executive Officer and Vice Presidents, among other specified members of management, are eligible to participate in the Bonus Plan. Under the Bonus Plan, the Chief Executive Officer and Vice Presidents have a target bonus level equal to 100% and 50%, respectively, of their 2007 annual base salary. Bonuses will be based 50% on the Company’s revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) results for 2007, and 50% based on the Company’s design win results for 2007, each measured against predetermined levels. A participant has the opportunity to receive up to 125% of their target bonus allocated to the revenue and EBITDA goal for performance in excess of the base level goal. If performance does not meet the baseline revenue and EBITDA goal, no amount will be earned under this goal. The design wins goal is reduced proportionately based on the number of design wins achieved versus a predetermined quantity of qualifying design wins for 2007. The Compensation Committee may also increase or decrease individual bonuses based on qualitative factors. Performance will be measured quarterly and any bonuses earned under the Bonus Plan will be paid during the first quarter of 2008, subject to approval by the Compensation Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Michael D. Yonker
Date: March 9, 2007		Michael D. Yonker
Vice President, Chief Financial Officer, Treasurer and Secretary